(PAGE)                   SECOND AMENDMENT TO
                 AMENDED AND RESTATED LEASE AGREEMENT



     THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED LEASE AGREEMENT (the "Amendment") is made as of the 31st day of March 1997, by and between HOUSING DEVELOPMENT ASSOCIATES S.E., a Puerto Rico special partnership (hereinafter called "Landlord"), and EL COMANDANTE OPERATING COMPANY, INC., a Puerto Rico nonstock corporation (hereinafter called "Tenant").

                           W I T N E S S E T H:

     WHEREAS, Landlord owns the real property and improvements comprising the El Comandante Race Track located in Canovanas,
Puerto Rico;

     WHEREAS, Landlord and Tenant's predecessor in interest, El Comandante Operating Company, a Delaware corporation ("ECOC"), entered into an Amendment and Restated Lease Agreement, dated as of December 15, 1993, as amended by the First Amendment to the Amended and Restated Lease Agreement, dated as of March 28, 1996 (collectively, the "Lease").

     WHEREAS, the Lease required Tenant to pay all the operating expenses of the El Comandante Race Track, including the annual license fee payable to the Puerto Rico Racing Board (the "License
Fee");

     WHEREAS, the Lease also limits the types, amounts and sources of Indebtedness that Tenant may incur;

     WHEREAS, Tenant has requested certain amendments to the Lease;

     WHEREAS, after consideration of Tenant's request, Landlord has determined that accepting Tenant's requests under the terms and conditions set forth herein is in the best interests of Landlord;

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1.  Definitions. Except as otherwise defined herein, all
capitalized terms used herein shall have the same meanings as set forth in the Lease.
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     2.   Amendment to Section 3(d).  Subsection (d) of Section 3
of the Lease is amended to read as follows:

          (d) Notwithstanding the foregoing provisions of this Section, Landlord shall assume responsibility for (1) paying any real property taxes assessed against the demised premises that become due and payable on or after January 1, 1996 and (2) paying, at the request of Tenant, any annual license fee in respect of the Race Track License (as defined in Section 4 hereof) commencing with the 1997 fee for the Race Track License.

     3.   Amendment of Section 13(c)(IV).  Subsection (iv) of

Subsection (c) of Section 13 of the Lease is amended to read as follows:

          (iv) "Permitted Indebtedness" means (1) purchase money Indebtedness, including capitalized lease obligations, in respect of purchase of machinery, equipment and other personal property necessary for or incident to the Race Track Operation in accordance with the terms of the Lease, (2) trade payables incurred in the ordinary course of business, (3) Indebtedness outstanding on the date of this Lease, including certain Indebtedness to Supra and Company S.E. and Ruben Velez Lebron in an aggregate principal amount not in excess of $2.6 million, (4) Indebtedness to Landlord; (5) Indebtedness to any other party in an aggregate amount not in excess of $1 million; provided however, that the total amount of such Indebtedness shall not exceed outstanding loans to horse owners pursuant to Section 28(l) hereof plus payments received from horse owners in respect of such loans during the current calendar month and that if such Indebtedness is secured, it is secured solely by promissory notes payable by the horse owners, (6) any renewals, extensions, substitutions, refundings, refinancing or replacements of any of the foregoing in principal amounts not in excess of, and on substantially the same terms as, the foregoing.

     4. Effectiveness of Amendments. The amendment to the Lease reflected in Section 2 hereof shall be effective as of January 1, 1997. The amendment to the Lease reflected in Section 3 hereof shall become effective upon Landlord receiving consent form the holders of a majority of the principal amount of issued and outstanding 11 3/4% First Mortgage Notes due 2003 under that certain Trust Indenture dated as of December 15, 1993, as amended to date.

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     5.  Effect of Amendments.  Except as expressly amended
hereby, all other provisions of the Lease shall remain in full force and effect.












































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     IN WITNESS WHEREOF, the Landlord and Tenant have executed
this instrument
as of the day and year first above written.
                            LANDLORD:

                            HOUSING DEVELOPMENT ASSOCIATES S.E.
                              By:  Equus Gaming Company L.P., its
                                   managing partner

                              By:  Equus Management Company, its
                                   managing partner


                              By:  /s/ Donald G. Blakeman
                                   -----------------------------
                                   Name: Donald G. Blakeman
                                   Title: President


                            TENANT:

                            EL COMANDANTE OPERATING COMPANY, INC.


                              By:
                                   -----------------------------
                                   Name:
                                   Title: